UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 13, 2004

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard Woodland Hills, California		91367
(Address of Principal Executive Offices)		(Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                          Entry Into a Material Definitive Agreement

On December 13, 2004, United Online, Inc. (“United Online”) entered into the First Amendment to Credit Agreement, dated as of December 13, 2004 (the “First Amendment”), among United Online, the lenders from time to time party to the Credit Agreement referred to in Item 2.03 below and Deutsche Bank Trust Company Americas, as Administrative Agent.  The First Amendment reduced the applicable margin from 2.5% to 2.0% in the case of base rate loans and from 3.5% to 3.0% in the case of eurodollar loans and made certain technical amendments to the Credit Agreement.  The foregoing discussion of the First Amendment is qualified in its entirety by the terms of the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)                                  United Online has borrowed $100 million under the Credit Agreement, dated as of December 3, 2004, among United Online, the Lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as Administrative Agent, and Deutsche Bank Securities Inc., as Lead Arranger, as amended.  Interest under the term loan facility will be payable at a eurodollar rate generally equal to the London inter-bank offered rate for dollar deposits with a maturity comparable to a selected interest period, plus a margin of 3.0%.  The interest rate and terms of the term loan facility may be modified at the request of Deutsche Bank Trust Company Americas if advisable to facilitate syndication, subject to certain conditions.  The proceeds of the term loan facility will be used to purchase shares pursuant to United Online’s previously announced modified Dutch auction tender offer, which expired at 12:00 noon, New York City time, on Monday, December 13, 2004, and pay related fees and expenses, and for general corporate purposes, including stock repurchases and acquisitions, subject to certain limitations.  As set forth in the offer to purchase, United Online may, from time to time, repurchase its shares on the open market or through private or public transactions in accordance with applicable law.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Exhibit

10.1

First Amendment to Credit Agreement, dated as of December 13, 2004, among United Online, the lenders from time to time party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2004	UNITED ONLINE, INC.

/s/ Charles S. Hilliard
Charles S. Hilliard
Executive Vice President, Finance and Chief Financial Officer